UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2009
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-28298	94-3154463
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On April 27, 2009, Onyx Pharmaceuticals Inc., or Onyx, and Bayer HealthCare Pharmaceuticals, or Bayer, announced that a Phase 3 trial evaluating Nexavar ® (sorafenib) tablets in patients with unresectable stage III or stage IV melanoma was stopped early following a planned interim analysis when the independent Data Monitoring Committee concluded that the study would not meet the primary endpoint of improved overall survival among patients receiving Nexavar in combination with the chemotherapeutic agents carboplatin and paclitaxel versus patients receiving placebo plus the chemotherapeutic agents.
A copy of the press release, titled “Phase 3 Trial of Nexavar in Chemotherapy-Naive Patients with Advanced Melanoma Does Not Meet Primary Endpoint” is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press release, dated April 27, 2009, titled “Phase 3 Trial of Nexavar in Chemotherapy-Naive Patients with Advanced Melanoma Does Not Meet Primary Endpoint”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX PHARMACEUTICALS, INC.

Dated: April 27, 2009

	By:	/s/ Matthew K. Fust Matthew K. Fust
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS
99.1	Press release, dated April 27, 2009, titled “Phase 3 Trial of Nexavar in Chemotherapy-Naive Patients with Advanced Melanoma Does Not Meet Primary Endpoint”